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                                  EXHIBIT 21.01
                        LIST OF REGISTRANT'S SUBSIDIARIES


Percentage Owned By
Macromedia, Inc.                                 Country of Organization
Macromedia Europe Limited                        England
100%

Macromedia KK                                    Japan
100%

Macromedia Ireland (PTY) Ltd                     Ireland
100%

Macromedia Canada                                Canada
100%

Percentage Owned By
Macromedia Ireland (PTY) Ltd.
Macromedia Netherlands B.V                       Netherlands
100%














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